Wynn Starr Special Products, LLC
5 Pearl Court
Allendale, NJ 07401

Letter Agreement of January 2007
January 19, 2007

Lanny R. Dacus, CEO
Tasker Products Corp.
39 Old Ridgebury Road, Suite 14
Danbury, CT 06810

Mr. David L. Dickinson
Pharlo IP, LLC
96 Willard Street, Suite 101
Cocoa, FL 32922

Gentlemen:

We entered into an Exclusive Field of Use License Agreement and Product Sale Agreement dated as of September 16, 2004 (“Agreement”) with Tasker Products Corp. f/k/a Tasker Capital Corp., Pharlo Citrus Technologies, Inc. and Indian River Labs, LLC. Under this agreement, the undersigned was granted the exclusive license to market and distribute the Licensed Product (as defined therein) based on the Licensed Technology (as that term is defined in the aforementioned Agreement) within the United States of America (U.S.) and Canada. The Agreement was modified by amendment effective March 18, 2005 (“March 18 Amendment”), which modification expanded the Licensed Territory (as defined therein) to worldwide.

We further modified the above Agreement by letter agreement of October 4, 2006.

The parties affirm that all of the above Agreements are in full force and effect except as modified below.

Notwithstanding the above, the parties wish to and hereby revise the “Royalty Payments” as set forth in the aforesaid Agreements to the extent set forth below, and enter into the following pricing and split of sales receipts agreement as to the sale of the Licensed Products to the Poultry Industry:

1.
Commencing January 1, 2007, as to all sales of the Tasker Blue product for between * per gallon sales by Tasker to all Mountaire plants, the Licensee shall receive * per gallon, upon receipt of payment by Tasker. There will be no payment to Licensee for sales directly by Tasker to Mountaire for any gallon price under * . As to any sale above * , the split set forth below applies whether the product is sold to Mountaire by Tasker or by Licensee.

2.
As to all sales of the Tasker Blue product by Wynn Starr (Licensee) for a price between * per gallon, the Licensor (Tasker) shall receive 80% of the sales receipts and the Licensee 20% of the sales receipts.

3.	As to sales of the Tasker Blue product for over * per gallon, the Licensor shall receive 75% of the sales receipts and the Licensee 25% of the sales receipts.

4.	There will no longer be any 70-30 split as set forth in the October 4, 2006 agreement.

Licensee agrees to market as part of the Product sales the “Contract Regarding the Use of Tasker Blue,” and Licensor agrees to perform according to the terms thereof. See Exhibit A attached hereto and made a part hereof.

Each gallon of Tasker Blue produced by the Licensor shall have the Quality Characteristics set forth in Exhibit B attached hereto, and made a part hereof, and the Licensee shall sell the aforesaid product with those Quality Characteristics and distribute the sales receipts as set forth above.

The aforesaid pricing and sales distribution terms supersedes all prior agreements as to pricing per Unit Royalty and/or Cost Plus Royalty and Net Sales Price as set for the prior agreements and more specifically any 70-30 split.

Payment to Licensor and customer credit worthiness approval shall remain in full force and effect as set for in the prior agreements.

Incentive Program

As a further incentive to Wynn Starr, Tasker agrees to issue to Wynn Starr a warrant right or warrants to purchase up to one million shares of Tasker common stock with an exercise price based upon the closing price of Tasker common stock on the date of this agreement

Provided that

Wynn Starr reaches a level of progressive monthly sales resulting in * in monthly annualized sales between the period from January 1, 2007 and December 31, 2007, plus the sixty (60) days extension period set forth below.

In addition

If Wynn Starr reaches a level of * in annualized monthly sales of Tasker Blue or any derivative thereof, in the time period between January 1, 2007 and December 31, 2007, plus the sixty (60) day extension period set forth below, Tasker agrees to issue to Wynn Starr a warrant right or warrant rights to purchase an additional 300,000 shares of asker common stock with an exercise price based upon the closing price of Tasker common stock on the date of this agreement

Notwithstanding the above, Wynn Starr shall have the right to a sixty (60) day extension to March 2, 2008 to meet the above Target Criteria and receive said warrants.

The other Target Criteria as to duration, number of plants sold and termination rights as set forth in the above agreements shall remain in full force and effect.

* Subject to a request for confidential treatment; Separately filed with the Commission.

During or at the end of the aforesaid time period and 60-day extension, the parties agree to discuss and negotiate in good faith as to future price structures and distribution of sales receipts for not only the Tasker Blue product but also any derivative of same.

Very truly yours,

Wynn Starr Special Products, LLC

By:	/s/ Steven Zavagli
Steven Zavagli, President

Agreed to:

Tasker Products Corp.	Pharlo IP, LLC
f/k/a Tasker Capital Corp.	Formerly, Indian River Labs, LLC and Pharlo Citrus Technologies, Inc.

By: /s/ Lanny R. Dacus	By: /s/ David L. Dickinson
Lanny R. Dacus, CEO	David L. Dickinson

EXHIBIT A

Wynn Starr Contract Regarding the Use of Tasker Blue®

This agreement is made on ________________ (date), between:

Wynn Starr
5 Pearl Court
Allendale, NJ 07401

and
________________________________ (customer name)

________________________________ (address)

________________________________ (address)

with a copy of the original contract to be sent to:

Tasker Products Corp.
39 Old Ridgebury Rd.
Danbury, CT 06810
Attn: Lanny Dacus

SECTION 1
Agreement

Customer agrees to purchase from Wynn Starr, Tasker Blue® Poultry Active Ingredient at a cost of * / gallon FOB Conroe, TX for a period of ________ year(s) (1 year minimum). It is the responsibility of the customer to maintain inventory of product and provide adequate notice when placing orders through Wynn Starr.

SECTION 2
Testing (Optional)

Testing may be performed in order for Tasker Products to demonstrate the efficacy of Tasker Blue to achieve predetermined test parameters. Upon agreement of the parameters by the three parties, Wynn Starr, Tasker Products and the customer, Tasker Products will proceed with Site Assessment, Equipment Specification and Installation of testing apparatus as outlined in Sections 3 and 4 of this Agreement.

Testing Parameters:

* Subject to a request for confidential treatment; Separately filed with the Commission.

Test Pricing Schedule:

Week #1:

Equipment:	Tasker maintains ownership - No Charge
Personnel:
• Expenses:	At cost
• Day 1:	$ * per technician
• Day 2-7:	$ * per technician
Tasker Blue® Product:	No Charge
Tasker Blue® Freight:	Billed at cost

Week #2 and Successive Weeks (if required)

Equipment:	Tasker maintains ownership - No Charge
Personnel:
• Expenses:	At cost
• Day 1-7:	$ * per technician
Tasker Blue® Product:	Billed at * price $ * per gallon
Tasker Blue® Freight:	Billed at cost

Upon meeting the parameters above, all parties agree to the conditions set forth in the remainder of the Agreement.

SECTION 3
Site Assessment and Equipment Specification

Upon agreement of the contract, a Tasker Products engineer or qualified technician will make a site visit to assess the equipment and chemical requirements for the facility. The engineer/technician will proceed in specifying and acquiring the appropriate equipment. A minimum of two weeks is recommended from the time of the initial site visit to the time of installation. Coordination of field activities shall be directed through:

Field Engineering Manager	Project Manager
*	*

SECTION 4
Installation

Tasker Products will provide all necessary equipment required to successfully and accurately apply Tasker Blue to relevant locations within the facility. Tasker will also provide a Project Manager and a technician(s) to oversee and assist in the installation. It is the responsibility of the customer to provide necessary skilled (ie. electricians, welders, contractors) and unskilled (ie. laborers) personnel to make appropriate process and electrical tie-ins as per Tasker Product’s recommendation. Installation of equipment typically occurs on the weekend prior to testing/startup.

SECTION 5
Startup and Maintenance

Immediately following installation, Tasker Products will provide, at no cost to the customer, up to one week of training. A custom created training manual will be provided including digital photos of the equipment, controls, valves etc. Should the training period be extended greater than one week or additional technicians are required during the training period, the cost would be * per day per technician plus expenses.

* Subject to a request for confidential treatment; Separately filed with the Commission.

Maintenance of the equipment is paramount and must be followed according to the procedures outlined in the training manual. Tasker will provide a qualified technician to service the equipment on a monthly basis at a cost of * per month per processing plant. The technician will check pH calibration, service pumps, inspect electrical contacts, monitor consumption and make recommendations where possible on optimizing usage. Customer is responsible for the replacement cost of broken equipment due to mishandling and replacement of pH probes.

(Customer Signature)

(Wynn Starr Signature)

(Tasker Products Signature)

_______________ (Date)

* Subject to a request for confidential treatment; Separately filed with the Commission.

EXHIBIT B

SECTION 1 - EMERGENCY TELEPHONE

3E Company: "For 24-hour emergency assistance, call the 3E Company at 1-800-451-8346.

SECTION 2 - DISTRIBUTOR INFORMATION

Tasker Products

39 Old Ridgebury Road, Suite 14

Danbury, CT 06810-5116

203-730-4350

SECTION 3 - PRODUCT AND COMPANY INDENTIFICATION

Product Name: Tasker Blue Poultry Processing Mix

Synonyms: Tasker Blue, Tasker Poultry Processing Mix

Product Use: Active ingredient for various poultry wash/treatment applications

Chemical Formula: See components below

CAS Number: See components below

Manufacturer:      Tasker Products

13235 Highway 105 West

Conroe, Texas 77304

936-588-7339

SECTION 4 - COMPOSITION AND INFORMATION ON INGREDIENTS

Component	CAS Number	% (by weight)	Exposure Limits
*	*	*	*
*	*	*	*
*	*	*	*
*	*	*	*

* Subject to a request for confidential treatment; Separately filed with the Commission.

SECTION 5 - HAZARDS IDENTIFICATION

Emergency Overview: Clear, light blue liquid that is classified as a DOT corrosive. Causes skin and eye irritation. Avoid breathing vapor or mist. Keep container closed. Use only with adequate ventilation. Wash thoroughly after handling.

Eye Contact: Causes mild to severe irritation. May cause burn if not flushed with water.

Skin Contact: Prolonged exposure may cause moderate irritation. May cause burn if not flushed with water.

Inhalation: Mist and vapors can cause varying degrees of irritation of the nose, throat and respiratory tract.

Ingestion: Will cause irritation or burn digestive tract. Ingestion is not a typical route of occupational exposure.

Chronic (Cancer) Information: Not known to cause cancer. Components not listed as carcinogens by IARC, NTP or OSHA.

Reproduction Information: N/A

Potential Environmental Effects: Readily mixes with water to form a weak acid solution. The low pH and copper component may be harmful to plant and animal organisms found in soil and in surface waters. Therefore, keep out of streams and ditches.

SECTION 6 - FIRST AID MEASURES

Note To Physician: Supportive care. Treatment based on judgment of the physician in response to reactions of the patient. Treat as a corrosive and possible sulfur allergy reactions.

Eyes: Immediately flush eyes with water for at least 15 minutes, lifting eyelids to thoroughly flush. If redness or irritation persists, get prompt medical attention.

Skin: Immediately flush affected area with water for at least 15 minutes. If burn occurs, seek immediate medical attention.

Inhalation: Move victim to fresh air. If irritation persists, obtain medical care immediately.

Ingestion: If ingested drink large quantities of water. DO NOT induce vomiting. Contact physician immediately.

SECTION 7 - FIRE FIGHTING MEASURES

Flammable Properties: Not applicable. Material will not burn.

Flammable Limits: Not applicable. Material is non-combustible.

Extinguishing Media: Use extinguishing media appropriate for surrounding fire.

Hazardous Combustion Products: At elevated temperatures (1200ºF) the product will decompose generating oxides of sulfur. Material may react with some metals to give off flammable hydrogen gas.

Fire Fighting Instructions: Product readily mixes with water to form a weak acid solution. If using water, wear acid protective equipment. No gases or toxic fumes are emitted from this reaction. However, if elevated temperatures are reached, self-contained breathing apparatus should be worn.

SECTION 8 - ACCIDENTAL RELEASE MEASURES

Land Spill: Contain and vacuum up material and place in disposal container. Dilute residual material with ample supply of water and neutralize with sodium bicarbonate or limestone. Prevent liquid from entering sewers and waterways. Dike with sand or soil to contain spill.

Water Spill: Readily mixes with water to form a weak acid solution. If water is isolated or can be contained, neutralize with weak alkaline solution. Notify appropriate authorities if required by regulations.

SECTION 9 - HANDLING AND STORAGE

Handling: Wear all recommended personal protective clothing when handling. Avoid contact with eyes and skin. Wash thoroughly after handling.

Storage: Keep containers tightly closed. DO NOT store near strong alkalis. Keep away from excessive heat (>125ºF).

SECTION 10 - EXPOSURE CONTROLS AND PERSONAL PROTECTION

Engineering Controls: Provide general and/or local exhaust ventilation to maintain good air quality and reduce fumes/odors.

Respiratory Protection: Do not breathe vapors or mists. Use with adequate ventilation or use NIOSH approved air-purifying respirator equipped with acid gas/fume, mist cartridges.

Skin Protection: Wear neoprene, vinyl, PVC or rubber gloves. Use splash aprons, slicker suits and rubber boots as needed.

Eye Protection: Face shield, safety glasses or goggles should be worn.

General Hygiene Considerations: There are no known health hazards associated with this material when used as recommended. Follow good industrial hygiene practices including but not limited to: (1) wash hands after use and before eating; (2) avoid skin contact; and (3) wear safety glasses.

SECTION 11 - PHYSICAL AND CHEMICAL PROPERTIES

Appearance: Clear, light blue liquid

Odor: Fresh, no apparent odor

Physical State: Liquid

Solubility: Very soluble in water

Molecular Formula: N/A. See section 4 for list of components.

Concentrate pH: *  Diluted 5g/100mls DI water - pH: *  Conductivity: *

Specific Gravity @ 25ºC: *

Boiling Point, ºF: *

Freezing Point, ºF: *

SECTION 12 - STABILITY AND REACTIVITY

Stability: Stable

Incompatibility: Avoid contact with strong alkaline material such as caustics, and strong reducing agents.

Conditions to Avoid: Freezing and elevated temperatures.

Hazardous Decomposition Products: Sulfuric acid vapors may be released upon heating and sulfur oxides may be released upon decomposition.

Hazardous Polymerization: Will not occur.

SECTION 13 - TOXICOLOGICAL INFORMATION

Reported Human Effects: No human data are available for this product.

Reported Animal Effects: No human data are available for this product.

Skin & Eye Irritation: May occur with over exposure. May cause allergic reactions similar to sulfur allergies.

* Subject to a request for confidential treatment; Separately filed with the Commission.

SECTION 14 - ECOLOGICAL INFORMATION

Ecotoxicological Information: This product readily mixes with water to form a weak acid solution. The low pH and copper component is harmful to many plant and animal organisms.

Chemical Fate Information: Material will lower the pH of soil. The pH can be adjusted using sodium bicarbonate or limestone.

SECTION 15 - DISPOSAL CONSIDERATIONS

Neutralize with sodium bicarbonate or limestone and dispose of in accordance with local, state and federal laws and regulations.

SECTION 16 - TRANSPORTATION INFORMATION

DOT proper shipping name: Corrosive liquid, acidic, inorganic, n.o.s. (Sulfuric Acid, Ammonium Sulfate solution)

DOT Hazard Class/ID#: Class 8 / UN3264 / PG III

DOT Label: Corrosive

SECTION 17 - REGULATORY INFORMATION

NFPA Rating: Health - 1 Reactivity - 1 Flammability - 0  Special Precautions - None

Although the information contained is offered in good faith, SUCH INFORMATION IS EXPRESSLY GIVEN WITHOUT ANY WARRANTY (EXPRESS OR IMPLIED) OR ANY GUARANTEE OF ITS ACCURACY OR SUFFICIENCY and is taken at the user's sole risk. User is solely responsible for determining the suitability of use in each particular situation. Tasker Products specifically DISCLAIMS ANY LIABILITY WHATSOEVER FOR THE USE OF SUCH INFORMATION, including without limitation any recommendation which may construe and attempt to apply which may infringe or violate valid patents, licenses and/or copyright.